Exhibit 99.2

Wesley Village | Charlotte, NC

BLUEROCK RESIDENTIAL GROWTH REIT™

Q2 2019 EARNINGS SUPPLEMENT

Listed on the NYSE American: BRG

LEASING CENTER

Novel Perimeter | Atlanta, GA

Bluerock Residential Growth REIT, Inc.

Second Quarter 2019

Supplemental Financial Information

(Unaudited)

Table of Contents

Second Quarter Earnings Release	3

Financial and Operating Highlights	16

Share and Unit Information	17

EBITDAre and Interest Information	18

Financial Statistics	19

Recent Acquisitions and Investments	20

Recent Dispositions	21

Investments in Unconsolidated Real Estate Joint Ventures and Notes and Accrued Interest Receivable from Related Parties	22

Portfolio Information	23

Renovation Table	24

Mezzanine/Preferred Investments	25

Condensed Consolidated Balance Sheets	26

Consolidated Statements of Operations	27

Reconciliation of Funds from Operations (FFO) and Core Funds from Operations (CFFO)	28

Mortgages Payable Summary Information	29

2019 Outlook	31

Definitions of Non-GAAP Financial Measures	32

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur, including statements relating to the Company’s operating environment, operating trends, and outlook. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” set forth in Item 1A of the Company’s Annual Report on Form 10-K filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) on February 27, 2019, and subsequent filings by the Company with the SEC, including our periodic reports. We claim the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.

2

Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

For Immediate Release

Bluerock Residential Growth REIT Announces Second Quarter 2019 Results

- Total Revenues Grew 16.6% to $52.4 Million -

- Increases Midpoint of Full Year 2019 CFFO Guidance -

New York, NY (August 6, 2019) – Bluerock Residential Growth REIT, Inc. (NYSE American: BRG) (“the Company”), an owner of highly amenitized multi-family apartment communities, announced today its financial results for the quarter ended June 30, 2019.

Highlights

•	Total revenues grew 16.6% to $52.4 million for the quarter from $45.0 million in the prior year period.

•	Net loss attributable to common stockholders for the second quarter of 2019 was ($0.50) per share, as compared to net loss attributable to common stockholders of ($0.44) per share in the prior year period.

•	Property Net Operating Income (“NOI”) grew 22.9% to $27.6 million, from $22.5 million in the prior year period.

•	Same store revenue and NOI increased 5.3% and 9.0% respectively, as compared to the prior year period.

•	Core funds from operations attributable to common shares and units (“CFFO”) grew 12.4% to $6.7 million, from $5.9 million in the prior year period. CFFO per share is $0.22 for the quarter as compared to $0.19 in second quarter 2018.

•	Paid quarterly common stock dividend of $0.1625, a 74% payout on a CFFO basis.

•	Consolidated real estate investments, at cost, increased approximately $119.4 million to $1.9 billion, from year end.

•	Including activity completed subsequent to quarter end, invested approximately $108.0 million, comprising $106.1 million in four multifamily communities totaling 1,499 units with total purchase prices of $303.3 million, and $1.9 million to buy out minority ownership interests in two assets. The four new acquisitions are projected to yield a year one economic cap rate of 4.9%.

•	Completed the sale of four assets subsequent to quarter end, with an additional property expected to close in August, totaling approximately $274 million and an economic cap rate of 4.5%.

•	Completed 232 value-add unit upgrades during the quarter achieving a 23.8% ROI.

•	Repurchased 749,648 shares of stock during the second quarter at an average price of $11.13 per share, for a total cost of approximately $8.3 million.

•	Increased the midpoint of its full year 2019 CFFO guidance by narrowing it to a range of $0.81 to $0.84 per share from the prior range of $0.80 to $0.84 per share.

3

Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

“We continued to produce strong operating results in the second quarter with property NOI up 23%, same store NOI that increased 9.0% and CFFO increasingly exceeding our dividend payment,” said Ramin Kamfar, Company Chairman and CEO. “Subsequent to quarter end, we executed an accretive portfolio sale and recycled the proceeds into attractive assets with a stronger long-term growth profile and immediate value-add renovation opportunity. We remain focused on ongoing operational improvements and creating value through our value-add unit upgrade programs. Furthermore, with access to accretive capital with our Series B redeemable preferred stock issuance, we continue to identify attractive investments to grow our portfolio of highly amenitized communities in targeted growth markets.”

Financial Results

Net loss attributable to common stockholders for the second quarter of 2019 was $11.0 million, compared to a net loss of $10.2 million in the prior year period. Net loss attributable to common stockholders included non-cash expenses of $15.9 million or $0.72 per share in the second quarter of 2019 compared to $14.4 million or $0.62 per share for the prior year period.

CFFO for the second quarter of 2019 was $6.7 million, or $0.22 per diluted share, compared to $5.9 million, or $0.19 per diluted share in the prior year period. CFFO was primarily driven by growth in property NOI of $5.1 million and interest income of $0.3 million arising from investment activity. This was primarily offset by a year-over-year rise in interest expense of $2.2 million and preferred stock dividends of $2.4 million.

Total Portfolio Performance

$ In thousands, except average rental rates	2Q19	2Q18	Variance		YTD19	YTD18	Variance
Total Revenues (1)	$52,437	$44,959	16.6%		$103,902	$86,828	19.7%
Property Operating Expenses	$18,868	$16,874	11.8%		$37,470	$32,533	15.2%
NOI	$27,596	$22,450	22.9%		$54,683	$43,465	25.8%
Operating Margin	59.4%	57.1%	230	bps	59.3%	57.2%	210	bps
Occupancy Percentage	93.8%	93.9%	(10	)bps	93.8%	93.7%	10	bps
Average Rental Rate	$1,312	$1,239	5.9%		$1,306	$1,233	5.9%

(1) Including interest income from related parties

For the second quarter of 2019, property revenues increased by 16.6% compared to the same prior year period primarily attributable to the increased size of the portfolio. Total portfolio NOI was $27.6 million, an increase of $5.1 million, or 22.9%, compared to the same period in the prior year.

Property NOI margins were 59.4% of revenue for the quarter, compared to 57.1% of revenue in the prior year quarter. Property operating expenses were up primarily due to the increased size of the portfolio.

Same Store Portfolio Performance

$ In thousands, except average rental rates	2Q19	2Q18	Variance		YTD19	YTD18	Variance
Revenues	$40,441	$38,414	5.3%		$78,023	$73,908	5.6%
Property Operating Expenses	$16,597	$16,535	0.4%		$32,059	$31,825	0.7%
NOI	$23,844	$21,879	9.0%		$45,964	$42,083	9.2%
Operating Margin	59.0%	57.0%	200	bps	58.9%	56.9%	200	bps
Occupancy Percentage	93.9%	93.8%	10	bps	94.0%	93.7%	30	bps
Average Rental Rate	$1,305	$1,237	5.5%		$1,296	$1,229	5.5%

The Company’s same store portfolio for the quarter ended June 30, 2019 included 29 properties. For the second quarter of 2019, same store NOI was $23.8 million, an increase of $2.0 million, or 9.0%, compared to the same period in the prior year. Same store property revenues increased by 5.3% compared to the same prior year period, primarily attributable to a 5.5% increase in average rental rates and average occupancy increasing 10 basis points to 93.9%. Same store expenses increased $0.06 million primarily due to increased real estate taxes due to higher valuations by municipalities.

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Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

Renovation Activity

The Company completed 232 value-add unit upgrades during the second quarter achieving a 23.8% ROI.

Since inception within the existing portfolio, the Company has completed 2,171 value-add unit upgrades at an average cost of $4,944 per unit and achieved an average monthly rental rate increase of $107 per unit, equating to a 26.1% ROI on all unit upgrades leased as of June 30, 2019. The Company has identified approximately 4,567 remaining units within the existing portfolio for value-add upgrades with similar projected economics to the completed renovations. The Company expects to complete between 900 and 1,200 unit renovations in 2019.

Portfolio Activity

During and subsequent to quarter end, the Company completed investments totaling $305.2 million. These investments include the following:

•	On June 25, 2019, invested approximately $1.9 million to increase our ownership stake to 100% in each of our Sorrel and Sovereign properties.

•	On June 27, 2019, acquired a 100% interest in a 200-unit apartment community located in Las Vegas, Nevada, known as Element. The total purchase price was approximately $41.8 million, funded in part by a $29.3 million mortgage loan secured by the Element property.

•	On June 27, 2019, acquired a 100% interest in a 334-unit apartment community located in Mount Juliet, Tennessee, known as Providence Trail. The total purchase price was approximately $68.5 million, funded in part by a $48.0 million mortgage loan secured by the Providence Trail property.

•	Subsequent to quarter end, on July 24, 2019, acquired a 100% interest in a 645-unit apartment community located in Scottsdale, Arizona, known as Denim. The total purchase price was approximately $141.3 million, funded in part by a $91.6 million mortgage loan secured by the Denim property.

•	Also subsequent to quarter end, on July 31, 2019, acquired a 100% interest in a 320-unit apartment community located in Las Vegas, Nevada, known as The Sanctuary. The total purchase price was approximately $51.8 million, funded in part by a $33.7 million mortgage loan secured by the Sanctuary property.

Subsequent to quarter end, the Company completed the following dispositions:

•	On July 15, 2019, closed on the portfolio sale of its investments in Sorrel, Sovereign, Preston View and Leigh House, for approximately $226.9 million. ARIUM Palms, the fifth property in the portfolio, is expected to close in August 2019 for approximately $46.8 million.

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Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

Balance Sheet

During the second quarter, the Company raised gross proceeds of approximately $51.1 million through the issuance of 51,137 shares of Series B preferred stock with associated warrants at $1,000 per unit.

As of June 30, 2019, the Company had $28.5 million of unrestricted cash on its balance sheet, approximately $29.9 million available among its revolving credit facilities, and $1.4 billion of debt outstanding.

Dividend Details

The Board of Directors authorized, and the Company declared, a quarterly dividend for the second quarter of 2019 equal to a quarterly rate of $0.1625 per share on its Class A common stock, payable to the stockholders of record as of June 25, 2019, which was paid in cash on July 5, 2019. A portion of each dividend may constitute a return of capital for tax purposes. There is no assurance that the Company will continue to declare dividends or at this rate.

The Board of Directors authorized, and the Company declared a quarterly cash dividend on its 8.250% Series A Cumulative Redeemable Preferred Stock for the second quarter of 2019, in the amount of $0.515625 per share. In addition, the Company declared a quarterly cash dividend on its 7.625% Series C Cumulative Redeemable Preferred Stock for the second quarter of 2019, in the amount of $0.4765625 per share. Further, the Company declared a quarterly cash dividend on its 7.125% Series D Cumulative Preferred Stock for the second quarter of 2019, in the amount of $0.4453125 per share. The dividends were payable to the stockholders of record on June 25, 2019, and were paid on July 5, 2019.

On July 12, 2019, the Board of Directors authorized, and the Company declared, a monthly dividend of $5.00 per share of Series B preferred stock, payable to the stockholders of record as of July 25, 2019, which was paid in cash on August 5, 2019, and as of August 23, 2019, and September 25, 2019, which will be paid in cash on September 5, 2019 and October 4, 2019, respectively.

2019 Guidance

Based on the Company’s current outlook and market conditions, the Company is increasing the midpoint of its 2019 CFFO guidance by narrowing it to a range of $0.81 to $0.84 per share from the prior range of $0.80 to $0.84 per share. For additional guidance details, please see page 31 of Company’s Second Quarter 2019 Earnings Supplement available under Investors on the Company’s website (www.bluerockresidential.com).

Conference Call

All interested parties can listen to the live conference call at 11:00 AM ET on Tuesday, August 6, 2019 by dialing +1 (866) 843-0890 within the U.S., or +1 (412) 317-6597, and requesting the "Bluerock Residential Conference."

For those who are not available to listen to the live call, the conference call will be available for replay on the Company’s website two hours after the call concludes, and will remain available until September 6, 2019 at http://services.choruscall.com/links/brg190806.html, as well as by dialing +1 (877) 344-7529 in the U.S., or +1 (412) 317-0088 internationally, and requesting conference number 10133456.

The full text of this Earnings Release and additional Supplemental Information is available in the Investors section on the Company’s website at http://www.bluerockresidential.com.

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Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

About Bluerock Residential Growth REIT, Inc.

Bluerock Residential Growth REIT, Inc. (NYSE American: BRG) is a real estate investment trust that focuses on developing and acquiring a diversified portfolio of institutional-quality highly amenitized live/work/play apartment communities in demographically attractive knowledge economy growth markets to appeal to the renter by choice. The Company’s objective is to generate value through off-market/relationship-based transactions and, at the asset level, through value add improvements to properties and operations. The Company is included in the Russell 2000 and Russell 3000 Indexes. BRG has elected to be taxed as a real estate investment trust (REIT) for U.S. federal income tax purposes.

For more information, please visit the Company’s website at www.bluerockresidential.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) on February 27, 2019, and subsequent filings by the Company with the SEC. We claim the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.

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Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

Portfolio Summary

The following is a summary of our operating real estate and mezzanine/preferred investments as of June 30, 2019:

Consolidated Operating Properties	Location	Number of Units	Year Built/ Renovated (1)	Ownership Interest	Average Rent (2)		% Occupied (3)
ARIUM at Palmer Ranch	Sarasota, FL	320	2016	100%	$1,319		96%
ARIUM Glenridge	Atlanta, GA	480	1990	90%	1,241		94%
ARIUM Grandewood	Orlando, FL	306	2005	100%	1,416		94%
ARIUM Gulfshore	Naples, FL	368	2016	100%	1,324		90%
ARIUM Hunter’s Creek	Orlando, FL	532	1999	100%	1,409		97%
ARIUM Metrowest	Orlando, FL	510	2001	100%	1,392		94%
ARIUM Palms	Orlando, FL	252	2008	100%	1,359		97%
ARIUM Pine Lakes	Port St. Lucie, FL	320	2003	100%	1,307		92%
ARIUM Westside	Atlanta, GA	336	2008	90%	1,530		87%
Ashford Belmar	Lakewood, CO	512	1988/1993	85%	1,627		92%
Ashton Reserve	Charlotte, NC	473	2015	100%	1,121		96%
Citrus Tower	Orlando, FL	336	2006	97%	1,330		92%
Element	Las Vegas, NV	200	1995	100%	1,233		94%
Enders Place at Baldwin Park	Orlando, FL	220	2003	92%	1,768		98%
James on South First	Austin, TX	250	2016	90%	1,277		98%
Marquis at Crown Ridge	San Antonio, TX	352	2009	90%	1,026		92%
Marquis at Stone Oak	San Antonio, TX	335	2007	90%	1,460		95%
Marquis at The Cascades	Tyler, TX	582	2009	90%	1,219		91%
Marquis at TPC	San Antonio, TX	139	2008	90%	1,499		96%
Outlook at Greystone	Birmingham, AL	300	2007	100%	991		95%
Park & Kingston	Charlotte, NC	168	2015	100%	1,304		96%
Plantation Park	Lake Jackson, TX	238	2016	80%	1,400		89%
Preston View	Morrisville, NC	382	2000	100%	1,124		96%
Providence Trail	Mount Juliet, TN	334	2007	100%	1,219		94%
Roswell City Walk	Roswell, GA	320	2015	98%	1,542		96%
Sands Parc	Daytona Beach, FL	264	2017	100%	1,370		96%
Sorrel	Frisco, TX	352	2015	100%	1,196		90%
Sovereign	Fort Worth, TX	322	2015	100%	1,391		92%
The Brodie	Austin, TX	324	2001	93%	1,277		98%
The Links at Plum Creek	Castle Rock, CO	264	2000	88%	1,433		93%
The Mills	Greenville, SC	304	2013	100%	1,048		94%
The Preserve at Henderson Beach	Destin, FL	340	2009	100%	1,440		97%
Veranda at Centerfield	Houston, TX	400	1999	93%	945		94%
Villages at Cypress Creek	Houston, TX	384	2001	80%	1,137		93%
Wesley Village	Charlotte, NC	301	2010	100%	1,378		94%
Consolidated Operating Properties Subtotal/Average		11,820			$1,312		94%

Mezzanine/Preferred Investments	Location	Actual/ Planned Number of Units			Pro Forma Average Rent
Alexan CityCentre	Houston, TX	340			$1,747	(2)
Alexan Southside Place	Houston, TX	270			1,660	(2)
Arlo	Charlotte, NC	286			1,507
Cade Boca Raton	Boca Raton, FL	90			2,549
Domain at The One Forty	Garland, TX	299			1,469
Flagler Village	Fort Lauderdale, FL	385			2,352
Helios	Atlanta, GA	282			1,458	(2)
Leigh House	Raleigh, NC	245			1,291	(2)
North Creek Apartments	Leander, TX	259			1,358
Novel Perimeter	Atlanta, GA	320			1,749
Riverside Apartments	Austin, TX	222			1,408
The Park at Chapel Hill	Chapel Hill, SC	*			*
Vickers Historic Roswell	Roswell, GA	79			3,176
Wayforth at Concord	Concord, NC	150			1,707
Whetstone Apartments	Durham, NC	204			1,294	(2)
Mezzanine and Preferred Investments Subtotal/Average		3,431			$1,682

Portfolio Properties Total/Average		15,251			$1,398

(1) Represents date of last significant renovation or year built if there were no renovations.

(2) Represents the average effective monthly rent per occupied unit for the three months ended June 30, 2019.

(3) Percent occupied is calculated as (i) the number of units occupied as of June 30, 2019, divided by (ii) total number of units, expressed as a percentage.

* The development is in the planning phase, project specifications are in process.

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Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

Consolidated Statement of Operations

For the Three and Six Months Ended June 30, 2019 and 2018

(Unaudited and dollars in thousands except for share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenues
Rental and other property revenues	$46,464	$39,324	$92,153	$75,998
Interest income from related parties	5,973	5,635	11,749	10,830
Total revenues	52,437	44,959	103,902	86,828
Expenses
Property operating	18,868	16,874	37,470	32,533
Property management fees	1,235	1,074	2,451	2,067
General and administrative	5,046	4,528	10,674	9,197
Acquisition and pursuit costs	70	28	128	71
Weather-related losses, net	291	—	291	168
Depreciation and amortization	16,226	14,819	33,454	30,460
Total expenses	41,736	37,323	84,468	74,496
Operating income	10,701	7,636	19,434	12,332
Other income (expense)
Preferred returns on unconsolidated real estate joint ventures	2,492	2,626	4,781	5,088
Gain on sale of non-depreciable real estate investments	—	—	679	—
Loss on extinguishment of debt and debt modification costs	—	(653)	—	(653)
Interest expense, net	(15,125)	(13,041)	(31,191)	(23,158)
Total other expense	(12,633)	(11,068)	(25,731)	(18,723)
Net loss	(1,932)	(3,432)	(6,297)	(6,391)
Preferred stock dividends	(11,019)	(8,643)	(21,403)	(16,890)
Preferred stock accretion	(2,316)	(1,400)	(4,203)	(2,510)
Net loss attributable to noncontrolling interests
Operating Partnership units	(3,887)	(3,010)	(7,938)	(5,685)
Partially owned properties	(390)	(253)	(882)	(468)
Net loss attributable to noncontrolling interests	(4,277)	(3,263)	(8,820)	(6,153)
Net loss attributable to common stockholders	$(10,990)	$(10,212)	$(23,083)	$(19,638)

Net loss per common share - Basic	$(0.50)	$(0.44)	$(1.03)	$(0.83)

Net loss per common share – Diluted	$(0.50)	$(0.44)	$(1.03)	$(0.83)

Weighted average basic common shares outstanding	22,430,619	23,800,770	22,775,203	23,971,129
Weighted average diluted common shares outstanding	22,430,619	23,800,770	22,775,203	23,971,129

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Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

Consolidated Balance Sheets

Second Quarter 2019

(Unaudited and dollars in thousands except for share and per share amounts)

	June 30, 2019	December 31, 2018
ASSETS
Net Real Estate Investments
Land	$191,192	$200,385
Buildings and improvements	1,480,761	1,546,244
Furniture, fixtures and equipment	54,148	55,050
Construction in progress	155	989
Total Gross Real Estate Investments	1,726,256	1,802,668
Accumulated depreciation	(117,115)	(108,911)
Total Net Operating Real Estate Investments	1,609,141	1,693,757
Operating real estate held for sale, net	172,555	—
Total Net Real Estate Investments	1,781,696	1,693,757
Cash and cash equivalents	28,534	24,775
Restricted cash	26,615	27,469
Notes and accrued interest receivable from related parties	175,768	164,084
Due from affiliates	3,542	2,854
Accounts receivable, prepaids and other assets	16,582	14,395
Preferred equity investments and investments in unconsolidated real estate joint ventures	100,704	89,033
In-place lease intangible assets, net	1,786	1,768
Non-real estate assets associated with operating real estate held for sale	481	—
Total Assets	$2,135,708	$2,018,135

LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY
Mortgages payable	$1,142,635	$1,206,136
Mortgages payable associated with operating real estate held for sale	137,394	—
Revolving credit facilities	101,300	82,209
Accounts payable	949	1,486
Other accrued liabilities	27,446	31,690
Due to affiliates	773	726
Distributions payable	12,527	12,073
Liabilities associated with operating real estate held for sale	3,024	—
Total Liabilities	1,426,048	1,334,320
8.250% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 10,875,000 shares authorized; 5,721,460 shares issued and outstanding as of June 30, 2019 and December 31, 2018	139,912	139,545
6.000% Series B Redeemable Preferred Stock, liquidation preference $1,000 per share, 1,225,000 shares authorized; 399,502 and 306,009 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	357,346	272,842
7.625% Series C Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized; 2,323,750 shares issued and outstanding as of June 30, 2019 and December 31, 2018	56,626	56,485
Equity
Stockholders’ Equity
Preferred stock, $0.01 par value, 229,900,000 shares authorized; no shares issued and outstanding	—	—
7.125% Series D Cumulative Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized; 2,850,602 shares issued and outstanding as of June 30, 2019 and December 31, 2018	68,705	68,705
Common stock - Class A, $0.01 par value, 747,509,582 shares authorized; 22,294,327 and 23,322,211 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	223	233
Common stock - Class C, $0.01 par value, 76,603 shares authorized; 76,603 shares issued and outstanding as of June 30, 2019 and December 31, 2018	1	1
Additional paid-in-capital	295,444	307,938
Distributions in excess of cumulative earnings	(248,988)	(218,531)
Total Stockholders’ Equity	115,385	158,346
Noncontrolling Interests
Operating Partnership units	15,405	27,613
Partially owned properties	24,986	28,984
Total Noncontrolling Interests	40,391	56,597
Total Equity	155,776	214,943
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY	$2,135,708	$2,018,135

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Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

Non-GAAP Financial Measures

The foregoing supplemental financial data includes certain non-GAAP financial measures that we believe are helpful in understanding our business and performance, as further described below. Our definition and calculation of these non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable.

Funds from Operations and Core Funds from Operations Attributable to Common Shares and Units

We believe that funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and core funds from operations (“CFFO) are important non-GAAP supplemental measures of operating performance for a REIT.

FFO attributable to common shares and units is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. We define FFO, consistent with the NAREIT definition, as net income, computed in accordance with GAAP, excluding gains or losses on sales of depreciable real estate property, plus depreciation and amortization of real estate assets, plus impairment write-downs of depreciable real estate, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.

CFFO makes certain adjustments to FFO, removing the effect of items that do not reflect ongoing property operations such as acquisition expenses, non-cash interest, unrealized gains or losses on derivatives, losses on extinguishment of debt and debt modification costs (includes prepayment penalties incurred and the write-off of unamortized deferred financing costs and fair market value adjustments of assumed debt), one-time weather-related costs, gains or losses on sales of non-depreciable real estate property, shareholder activism, stock compensation expense and preferred stock accretion. We believe that CFFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core recurring property operations. As a result, we believe that CFFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential.

Our calculation of CFFO differs from the methodology used for calculating CFFO by certain other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance after adjustment for certain non-cash items, such as depreciation and amortization expenses, and acquisition and pursuit costs that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO and CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and CFFO may provide us and our stockholders with an additional useful measure to compare our financial performance to certain other REITs.

11

Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

Neither FFO nor CFFO is equivalent to net income, including net income attributable to common stockholders, or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor CFFO should be considered as an alternative to net income, including net income attributable to common stockholders, as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

We have acquired four operating properties and four properties held through preferred equity or mezzanine loan investments subsequent to June 30, 2018. Therefore, the results presented in the table below are not directly comparable and should not be considered an indication of our future operating performance.

The table below reconciles our calculations of FFO and CFFO to net loss, the most directly comparable GAAP financial measure, for the three and six months ended June 30, 2019 and 2018 (in thousands, except per share amounts):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net loss attributable to common shares	$(10,990)	$(10,212)	$(23,083)	$(19,638)
Add back: Net loss attributable to Operating Partnership units	(3,887)	(3,010)	(7,938)	(5,685)
Net loss attributable to common shares and units	(14,877)	(13,222)	(31,021)	(25,323)
Common stockholders and Operating Partnership units pro-rata share of:
Real estate depreciation and amortization (1)	15,290	13,990	31,432	28,821
FFO Attributable to Common Shares and Units	413	768	411	3,498
Common stockholders and Operating Partnership units pro-rata share of:
Acquisition and pursuit costs	70	28	128	71
Non-cash interest expense	786	1,602	1,561	2,062
Unrealized loss on derivatives	652	—	2,287	—
Loss on extinguishment of debt and debt modification costs	—	653	—	653
Weather-related losses, net	249	—	249	165
Non-real estate depreciation and amortization	84	75	170	139
Gain on sale of non-depreciable real estate investments	—	—	(679)	—
Shareholder activism	55	—	393	—
Non-cash preferred returns on unconsolidated real estate joint ventures	(386)	(233)	(598)	(464)
Non-cash equity compensation	2,427	1,638	4,819	3,418
Preferred stock accretion	2,316	1,400	4,203	2,510
CFFO Attributable to Common Shares and Units	$6,666	$5,931	$12,944	$12,052

Per Share and Unit Information:
FFO Attributable to Common Shares and Units - diluted	$0.01	$0.02	$0.01	$0.11
CFFO Attributable to Common Shares and Units - diluted	$0.22	$0.19	$0.42	$0.39

Weighted average common shares and units outstanding - diluted	30,550,863	30,814,839	30,704,271	30,873,023

(1)    The real estate depreciation and amortization amount includes our share of consolidated real estate-related depreciation and amortization of intangibles, less amounts attributable to noncontrolling interests – partially owned properties, and our similar estimated share of unconsolidated depreciation and amortization, which is included in earnings of our unconsolidated real estate joint venture investments.

12

Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre")

NAREIT defines earnings before interest, taxes, depreciation and amortization for real estate ("EBITDAre") (September 2017 White Paper) as net income, computed in accordance with GAAP, before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, and impairment write-downs of depreciated operating properties.

We consider EBITDAre to be an appropriate supplemental measure of our performance because it eliminates depreciation, income taxes, interest and non-recurring items, which permits investors to view income from operations unobscured by non-cash items such as depreciation, amortization, the cost of debt or non-recurring items.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and it is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

EBITDAre and Adjusted EBITDAre are not recognized measurements under GAAP. Because not all companies use identical calculations, our presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

Below is a reconciliation of net loss attributable to common stockholders to EBITDAre (unaudited and dollars in thousands).

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net loss attributable to common stockholders	$(10,990)	$(10,212)	$(23,083)	$(19,638)
Net loss income attributable to noncontrolling interests	(4,277)	(3,263)	(8,820)	(6,153)
Preferred stock dividends	11,019	8,643	21,403	16,890
Preferred stock accretion	2,316	1,400	4,203	2,510
Interest expense, net	15,125	13,041	31,191	23,158
Depreciation and amortization	16,142	14,744	33,284	30,321
Loss on extinguishment of debt and debt modification costs	-	653	-	653
EBITDAre	$29,335	$25,006	$58,178	$47,741
Acquisition and pursuit costs	70	28	128	71
Non-real estate depreciation and amortization	84	75	170	139
Weather-related losses, net	291	-	291	168
Gain on sale of non-depreciable real estate investments	-	-	(679)	-
Shareholder activism	55	-	393	-
Non-cash equity compensation	2,427	1,638	4,819	3,418
Non-cash preferred returns on unconsolidated real estate joint ventures	(386)	(233)	(598)	(464)
Adjusted EBITDAre	$31,876	$26,514	$62,702	$51,073

13

Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

Same Store Properties

Same store properties are conventional multifamily residential apartments which were owned and operational for the entire periods presented, including each comparative period.

Property Net Operating Income ("Property NOI")

We believe that net operating income, or NOI, is a useful measure of our operating performance. We define NOI as total rental and other property revenues less total property operating expenses, excluding depreciation and amortization and interest. Other REITs may use different methodologies rental and other for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis; NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as a supplemental measure of our financial performance.

14

Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

The following table reflects net loss attributable to common stockholders together with a reconciliation to NOI and to same store and non-same store contributions to consolidated NOI, as computed in accordance with GAAP for the periods presented (unaudited and amounts in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net loss attributable to common shares	$(10,990)	$(10,212)	$(23,083)	$(19,638)
Add back: Net loss attributable to Operating Partnership units	(3,887)	(3,010)	(7,938)	(5,685)
Net loss attributable to common shares and units	(14,877)	(13,222)	(31,021)	(25,323)
Add common stockholders and Operating Partnership units pro-rata share of:
Depreciation and amortization	15,290	13,990	31,432	28,821
Non-real estate depreciation and amortization	84	75	170	139
Non-cash interest expense	786	1,602	1,561	2,062
Unrealized loss on derivatives	652	—	2,287	—
Loss on extinguishment of debt and debt modification costs	—	653	—	653
Property management fees	1,170	1,017	2,318	1,956
Acquisition and pursuit costs	70	28	128	71
Corporate operating expenses	4,975	4,528	10,529	9,197
Weather-related losses, net	249	—	249	165
Preferred dividends	11,019	8,643	21,403	16,890
Preferred stock accretion	2,316	1,400	4,203	2,510
Less common stockholders and Operating Partnership units pro-rata share of:
Preferred returns on unconsolidated real estate joint ventures	2,492	2,626	4,781	5,088
Interest income from related parties	5,973	5,635	11,749	10,830
Gain on sale of non-depreciable real estate investments	—	—	679	—
Pro-rata share of properties’ income	13,269	10,453	26,050	21,223
Add:
Noncontrolling interest pro-rata share of partially owned property income	690	542	1,418	1,152
Total property income	13,959	10,995	27,468	22,375
Add:
Interest expense	13,637	11,455	27,215	21,090
Net operating income	27,596	22,450	54,683	43,465
Less:
Non-same store net operating income	3,752	571	8,719	1,382
Same store net operating income (1)	$23,844	$21,879	$45,964	$42,083

(1) Same store portfolio for the three months ended June 30, 2019 consists of 29 properties, which represent 9,872 units. Same store portfolio for the six months ended June 30, 2019 consists of 28 properties, which represent 9,608 units.

Contact

Investors:

(888) 558.1031

investor.relations@bluerockre.com

Media:

Josh Hoffman

(208) 475.2380

jhoffman@bluerockre.com

##

15

Bluerock Residential Growth REIT, Inc.

Financial and Operating Highlights

For the Three and Six Months Ended June 30, 2019

(Unaudited and dollars in thousands except for share and per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
OPERATING INFORMATION	2019	2018	% Change	2019	2018	% Change

Total revenue	$52,437	$44,959	16.6%	$103,902	$86,828	19.7%

Total assets	$2,135,708	$1,838,165	16.2%	$2,135,708	$1,838,165	16.2%

Property NOI (1)	$27,596	$22,450	22.9%	$54,683	$43,465	25.8%

Property NOI margins	59.4%	57.1%	4.0%	59.3%	57.2%	3.7%

Net loss per common share - Diluted	$(0.50)	$(0.44)	-	$(1.03)	$(0.83)	-

CFFO attributable to common shares and units per share (2)	$0.22	$0.19	15.8%	$0.42	$0.39	7.7%

(1) See page 34 for the Company's definition of this non-GAAP measurement and reasons for using it.

(2) See page 32 for the Company's definition of this non-GAAP measurement and reasons for using it.

16

Bluerock Residential Growth REIT, Inc.

Share and Unit Information

Second Quarter 2019

(Unaudited)

Weighted Average Common Stock and Units Outstanding for the quarter ended June 30, 2019
Class A Common Stock	22,354,016
Class C Common Stock	76,603
Weighted Average Common Stock Outstanding, Diluted	22,430,619
Warrants (1)	125,274
Restricted Stock Grants (2)	11,944
Weighted Average Common Stock Outstanding, Diluted	22,567,837
LTIP Units	1,598,329
OP Units	6,384,697
Weighted Average Common Stock and Total Units Outstanding, Diluted	30,550,863

Outstanding Common Stock and Units at June 30, 2019	31,169,602

Outstanding 8.250% Series A Cumulative Redeemable Preferred Stock at June 30, 2019	5,721,460

Outstanding 6.000% Series B Redeemable Preferred Stock at June 30, 2019	399,502

Outstanding 7.625% Series C Cumulative Redeemable Preferred Stock at June 30, 2019	2,323,750

Outstanding 7.125% Series D Cumulative Preferred Stock at June 30, 2019	2,850,602

(1) Potential dilution from warrants outstanding from issuance of Series B Preferred Stock offering that are potentially exercisable into 125,274 shares of common stock.

(2) Potential dilution from vesting of restricted stock grants issued to employees for 11,944 shares of common stock.

The following table reflects the impact of various LTIP Unit issuances, share repurchases, and other share/unit changes subsequent to March 31, 2019:

Share Type	Shares and units outstanding March 31, 2019	LTIP Issuances	Share Repurchases	Other	Shares and units outstanding June 30, 2019	Ownership %
Class A Common Stock	22,861,083	-	(749,648)	182,892	22,294,327	71.52%
Class C Common Stock	76,603	-	-	-	76,603	0.25%
Total share equivalents	22,937,686	-	(749,648)	182,892	22,370,930	71.77%
OP Units	6,385,713	-	-	(1,201)	6,384,512	20.48%
LTIP Units	2,351,386	62,774	-	-	2,414,160	7.75%
Total noncontrolling interest	8,737,099	62,774	-	(1,201)	8,798,672	28.23%
Total shares, OP and LTIP Units	31,674,785	62,774	(749,648)	181,691	31,169,602	100.00%

17

Bluerock Residential Growth REIT, Inc.

EBITDAre and Interest Information

Second Quarter 2019

(Unaudited and dollars in thousands)

Three Months Ended
June 30,
2019
Q2 EBITDAre Calculation
Net loss attributable to common stockholders	$(10,990)
Net loss attributable to noncontrolling interests	(4,277)
Preferred stock dividends	11,019
Preferred stock accretion	2,316
Interest expense, net	15,125
Depreciation and amortization	16,142
EBITDAre (1)	$29,335
Acquisition and pursuit costs	70
Non-real estate depreciation and amortization	84
Weather-related losses, net	291
Shareholder activism	55
Non-cash equity compensation	2,427
Non-cash preferred returns on unconsolidated real estate joint ventures	(386)
Adjusted EBITDAre	$31,876

Modified Q2 EBITDAre Calculation (2)
Adjusted EBITDAre	$31,876
Adjustment	1,422
Modified Q1 EBITDAre	$33,298
Modified Q2 EBITDAre annualized	$133,192

Modified Q2 Interest Calculation (2)(3)
Interest expense	$13,637
Adjustment	665
Modified Q2 interest expense	$14,302
Modified Q2 interest expense annualized	$57,208

(1) See page 33 for a reconciliation of net income attributable to common stockholders to EBITDAre and the Company's definition of EBITDAre and reasons for using it.

(2) Adjustment to EBITDAre and interest expense represents the estimated impact over the full period of the following activity assuming the transactions had occurred on April 1, 2019: (i) acquisitions of Element and Providence Trail and (ii) additional investments at Alexan CityCentre, Cade Boca Raton, Domain at The One Forty, North Creek Apartments, and Riverside Apartments. Actual results may differ significantly from the presented, adjusted amounts including annualized amounts.

(3) Interest expense excludes non-cash interest expense.

18

Bluerock Residential Growth REIT, Inc.

Financial Statistics

Second Quarter 2019

(Unaudited and dollars in thousands)

	Three Months Ended
	June 30,
	2019
Interest Coverage Ratio
Modified Q2 EBITDAre *	$33,298
Modified Q2 interest expense (4) *	14,302
Interest coverage ratio	2.33	x

Quarterly Fixed Charge Coverage Ratio
Modified Q2 interest expense (4) *	$14,302
Preferred stock dividends	11,019
Total fixed charges	$25,321
Modified Q2 EBITDAre *	33,298
Modified Q2 EBITDAre fixed charge coverage ratio	1.32	x

Net Debt / Modified EBITDAre Ratio
Total debt (1)	$1,390,483
Less: cash (3)	(55,149)
Net debt (total debt less cash)	$1,335,334
Modified Q2 EBITDAre (annualized)*	133,192
Net debt / modified EBITDAre ratio	10.03	x

Leverage as a Percentage of Assets
Total debt (1)	$1,390,483
Total undepreciated assets (2)	2,276,095
Total debt / total undepreciated assets	61.1%
Net debt / net undepreciated assets (less cash)	60.1%

Leverage as a Percentage of Enterprise Value
Total market cap (5)	$1,049,855
Total debt (1)	1,390,483
Total enterprise value	$2,440,338
Total debt / total enterprise value	57.0%
Net debt / total enterprise value	54.7%

(1) Total debt excludes amortization of fair market value adjustments of $2.0 million and deferred financing costs of $11.1 million.

(2) Total undepreciated assets is calculated as total assets plus accumulated depreciation on real estate assets.

(3) Cash includes cash, cash equivalents, and restricted cash.

(4) Interest expense excludes non-cash interest expense.

(5) Total market cap is calculated by using common shares, preferred shares, and equivalents (OP Units/LTIP Units) multiplied by the June 30, 2019 closing share prices.

* Adjustment to EBITDAre and interest expense represents the estimated impact over the full period of the following activity assuming the transactions had occurred on April 1, 2019: (i) acquisitions of Element and Providence Trail and (ii) additional investments at Alexan CityCentre, Cade Boca Raton, Domain at The One Forty, North Creek Apartments, and Riverside Apartments. Actual results may differ significantly from the presented, adjusted amounts including annualized amounts. See prior page for calculations.

19

Bluerock Residential Growth REIT, Inc.

Recent Acquisitions and Investments

(Unaudited)

Property	Location	Date of Investment	Year Built/ Renovated (1)	Number of Units	Ownership Interest in Property	Purchase Price (in millions)	Average Rent (2)

The Park at Chapel Hill (3)	Chapel Hill, NC	01/23/2019	*	*	*	*	*

Element	Las Vegas, NV	06/27/2019	1995	200	100%	$41.8	$1,233

Providence Trail	Mount Juliet, TN	06/27/2019	2007	334	100%	68.5	1,219

Total/Average				534		$110.3	$1,224

(1) All dates are for the year construction was completed or expects to be completed, or the date that a significant renovation has or will be completed.

(2) Represents the average effective monthly rent per occupied unit for the three months ended June 30, 2019.

(3) Property is a development project.

* The investment includes a $7.8 million senior loan and a $0.8 million mezzanine loan. The development is in the planning phase; project specifications are in process.

20

Bluerock Residential Growth REIT, Inc.

Recent Dispositions

(Unaudited and dollars in millions)

Property	Location	Date Sold	Number of Units	Ownership Interest in Property	Sale Price	BRG Net Proceeds	IRR	Equity Multiple
Wesley Village II	Charlotte, NC	3/1/2019	-	100.0%	$1.0	$1.0	91%	3.62

21

Bluerock Residential Growth REIT, Inc.

Investments in Unconsolidated Real Estate Joint Ventures and Notes and Accrued Interest Receivable from Related Parties

For the Three and Six Months Ended June 30, 2019

(Unaudited and dollars in thousands)

Multifamily Community Name	Investment Balance as of April 1, 2019	Change	Investment Balance as of June 30, 2019	Return as of June 30, 2019	CFFO Earned for the Three Months Ended June 30, 2019	CFFO Earned for the Six Months Ended June 30, 2019
Preferred and Equity Investments
Alexan CityCentre	$11,480	$1,308	$12,788	17.5%	$497	$982
Alexan Southside Place	24,041	-	24,041	6.5%	390	773
Helios	19,189	-	19,189	7.0%	335	666
Leigh House	14,174	-	14,174	15.8%	558	1,082
North Creek Apartments	8,217	1,993	10,210	8.5% current + 4.0% accrued	196	347
Riverside Apartments	3,600	3,674	7,274	8.5% current + 4.0% accrued	130	207
Wayforth at Concord	-	-	-	9.0% current + 4.0% accrued	-	-
Whetstone Apartments	12,932	-	12,932	7.2% accrued (1)	-	126
Other	95	1	96	(2)	-	-
	$93,728	$6,976	$100,704		$2,106	$4,183

Mezzanine Loans
Arlo (2)	$24,893	$(10)	$24,883	15.0%	$919	$1,828
Cade Boca Raton (2)	12,338	556	12,894	15.0%	467	904
Domain at The One Forty (2)	21,174	1,196	22,370	15.0%	805	1,557
Flagler Village (2)	75,436	(27)	75,409	12.9%	2,400	4,773
Novel Perimeter (2)	20,867	(8)	20,859	15.0%	771	1,533
The Park at Chapel Hill (3)	8,572	(2)	8,570	10.0%	212	368
Vickers Historic Roswell (2)	10,788	(5)	10,783	15.0%	399	786
	$174,068	$1,700	$175,768		$5,973	$11,749

(1) Effective April 1, 2017, the preferred income is being accrued, except for a $0.1 million payment in March 2019.

(2) The Company also holds an equity method investment with 0.5% common ownership.

(3) The investment includes a $7.8 million senior loan and a $0.8 million mezzanine loan.

22

Bluerock Residential Growth REIT, Inc.

Portfolio Information

Second Quarter 2019

(Unaudited)

Multifamily Community Name	Location	Number of Units	Year Built/ Renovated (1)	Average Rent (2)		Revenue per Occupied Unit (3)	Average Occupancy
Consolidated Operating Properties:
ARIUM at Palmer Ranch	Sarasota, FL	320	2016	$1,319		$1,479	95.2%
ARIUM Glenridge	Atlanta, GA	480	1990	1,241		1,397	93.0%
ARIUM Grandewood	Orlando, FL	306	2005	1,416		1,538	94.1%
ARIUM Gulfshore	Naples, FL	368	2016	1,324		1,472	93.0%
ARIUM Hunter’s Creek	Orlando, FL	532	1999	1,409		1,559	96.2%
ARIUM Metrowest	Orlando, FL	510	2001	1,392		1,601	93.6%
ARIUM Palms	Orlando, FL	252	2008	1,359		1,507	96.4%
ARIUM Pine Lakes	Port St. Lucie, FL	320	2003	1,307		1,517	94.0%
ARIUM Westside	Atlanta, GA	336	2008	1,530		1,698	91.5%
Ashford Belmar	Lakewood, CO	512	1988/1993	1,627		1,800	92.7%
Ashton Reserve	Charlotte, NC	473	2015	1,121		1,260	93.6%
Citrus Tower	Orlando, FL	336	2006	1,330		1,465	93.9%
Element	Las Vegas, NV	200	1995	1,233		1,398	93.5%
Enders Place at Baldwin Park	Orlando, FL	220	2003	1,768		1,877	96.7%
James on South First	Austin, TX	250	2016	1,277		1,452	95.4%
Marquis at Crown Ridge	San Antonio, TX	352	2009	1,026		1,137	91.7%
Marquis at Stone Oak	San Antonio, TX	335	2007	1,460		1,554	95.8%
Marquis at The Cascades	Tyler, TX	582	2009	1,219		1,311	91.9%
Marquis at TPC	San Antonio, TX	139	2008	1,499		1,621	94.0%
Outlook at Greystone	Birmingham, AL	300	2007	991		1,178	93.8%
Park & Kingston	Charlotte, NC	168	2015	1,304		1,391	93.0%
Plantation Park	Lake Jackson, TX	238	2016	1,400		1,502	92.5%
Preston View	Morrisville, NC	382	2000	1,124		1,225	94.5%
Providence Trail	Mount Juliet, TN	334	2007	1,219		1,327	93.1%
Roswell City Walk	Roswell, GA	320	2015	1,542		1,763	95.6%
Sands Parc	Daytona Beach, FL	264	2017	1,370		1,601	95.1%
Sorrel	Frisco, TX	352	2015	1,196		1,318	87.5%
Sovereign	Fort Worth, TX	322	2015	1,391		1,513	92.9%
The Brodie	Austin, TX	324	2001	1,277		1,464	95.6%
The Links at Plum Creek	Castle Rock, CO	264	2000	1,433		1,568	92.0%
The Mills	Greenville, SC	304	2013	1,048		1,206	93.4%
The Preserve at Henderson Beach	Destin, FL	340	2009	1,440		1,596	96.9%
Veranda at Centerfield	Houston, TX	400	1999	945		1,076	90.5%
Villages of Cypress Creek	Houston, TX	384	2001	1,137		1,230	94.7%
Wesley Village	Charlotte, NC	301	2010	1,378		1,514	94.6%

Total Consolidated Operating Properties		11,820		$1,312		$1,458	93.8%

Mezzanine/Preferred Investments:
Alexan CityCentre	Houston, TX	340		$1,747		$1,841	92.7%
Alexan Southside Place	Houston, TX	270		1,660		1,791	93.7%
Arlo	Charlotte, NC	286		1,507	(4)	N/A	N/A
Cade Boca Raton	Boca Raton, FL	90		2,549	(4)	N/A	N/A
Domain at The One Forty	Garland, TX	299		1,469	(4)	N/A	N/A
Flagler Village	Fort Lauderdale, FL	385		2,352	(4)	N/A	N/A
Helios	Atlanta, GA	282		1,458		1,587	93.1%
Leigh House	Raleigh, NC	245		1,291		1,358	91.2%
North Creek Apartments	Leander, TX	259		1,358	(4)	N/A	N/A
Novel Perimeter	Atlanta, GA	320		1,749	(4)	N/A	N/A
Riverside Apartments	Austin, TX	222		1,408	(4)	N/A	N/A
The Park at Chapel Hill	Chapel Hill, NC	*		*		N/A	N/A
Vickers Historic Roswell	Roswell, GA	79		3,176	(4)	N/A	N/A
Wayforth at Concord	Concord, NC	150		1,707	(4)	N/A	N/A
Whetstone Apartments	Durham, NC	204		1,294		1,491	96.3%

Total Mezzanine/Preferred Investments		3,431		$1,682		$1,637	93.2%

Total Portfolio		15,251		$1,398		$1,477	93.7%

(1) Represents date of last significant renovation or year built if there were no renovations.

(2) Represents the average effective monthly rent per occupied unit for the three months ended June 30, 2019.

(3) Revenue per occupied unit is total revenue divided by average number of occupied units for the three months ended June 30, 2019.

(4) Represents the average pro forma effective monthly rent per occupied unit for all expected units upon stabilization.

* The development is in the planning phase; project specifications are in process.

23

Bluerock Residential Growth REIT, Inc.

Renovation Table

As of June 30, 2019

(Unaudited)

Units and Investment
	2019			To Date
	Completed	Completed	Total Expected	Total	Unrenovated Units
	in 2Q	Year-to-date	Completions in 2019 (1)	Completed	Remaining (1)
Number of Renovations	232	505	900 - 1,200	2,171	4,567
Renovation Cost per Unit	$5,357	$5,435	$6,000 - $7,000

Returns
	Cost	Monthly Rent	Return on
	per Unit	Premium	Investment
Weighted Average Returns to Date	$4,944	$107	26.1%

(1) Excludes properties disposed in Q3 2019 and includes properties acquired or under contract in 2019.

24

Bluerock Residential Growth REIT, Inc.

Mezzanine/Preferred Investments

As of June 30, 2019

(Unaudited)

This table includes forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause results to vary from those projected. Please see the paragraph on forward-looking statements on page 2 of this document for a discussion of risks and uncertainties.

						Actual/Estimated Dates for
Multifamily Community Name	Actual/ Planned Number of Units	Total Actual/ Estimated Construction Cost (in millions)	Cost to Date (in millions)	Actual/ Estimated Construction Cost Per Unit	Total Available Financing (in millions)	Construction Start	Initial Occupancy	Construction Completion	Stabilized Operations (3)
Whetstone Apartments (1)	204	$37.0	$37.0	$181,373	$26.3	N/A	3Q14	3Q15	4Q16
Alexan CityCentre (1)	340	$83.5	$80.7	$245,588	$60.0	4Q14	2Q17	4Q17	3Q18
Helios (1)	282	$51.8	$50.7	$183,688	$39.5	4Q15	2Q17	4Q17	4Q18
Alexan Southside Place (1)	270	$49.4	$47.0	$182,963	$36.0	4Q15	4Q17	1Q18	1Q19
Leigh House (1)	245	$40.2	$39.4	$164,082	$25.2	2Q16	3Q17	3Q18	1Q19
Vickers Historic Roswell (2)	79	$31.9	$29.9	$403,797	$18.0	2Q16	2Q18	3Q18	1Q20
Domain at The One Forty (2)	299	$53.3	$51.5	$178,261	$36.7	1Q17	2Q18	4Q18	4Q19
Arlo (2)	286	$60.0	$58.0	$209,790	$41.8	4Q16	2Q18	1Q19	1Q20
Novel Perimeter (2)	320	$71.0	$68.7	$221,875	$44.7	4Q16	3Q18	1Q19	1Q20
Cade Boca Raton (2)	90	$30.1	$29.3	$334,444	$18.7	2Q17	4Q18	2Q19	4Q19
Flagler Village (2)	385	$135.4	$93.5	$351,688	$70.4	1Q18	2Q20	3Q20	2Q22
North Creek Apartments (1)	259	$44.0	$12.2	$169,884	$23.6	4Q18	2Q20	4Q20	2Q21
Riverside Apartments (1)	222	$37.9	$8.5	$170,721	$20.2	2Q19	4Q20	1Q21	3Q21
Wayforth at Concord (1)	150	$33.5	$5.5	$223,333	$22.3	4Q18	2Q20	3Q21	3Q21
The Park at Chapel Hill	*	*	*	*	*	*	*	*	*

(1) Represents a preferred equity investment. North Creek Apartments, Riverside Apartments, and Wayforth at Concord have an option to purchase the property at stabilization.

(2) Represents a mezzanine loan investment. Arlo, Cade Boca Raton, and Vickers Historic Roswell have an option to purchase indirect property interest upon maturity.

(3) We defined stabilized occupancy as attainment of 90% physical occupancy.

* The development is in the planning phase; project specifications are in process.

25

Bluerock Residential Growth REIT, Inc.

Condensed Consolidated Balance Sheets

Second Quarter 2019

(Unaudited and dollars in thousands except for share and per share data)

	June 30, 2019	December 31, 2018
ASSETS
Net Real Estate Investments
Land	$191,192	$200,385
Buildings and improvements	1,480,761	1,546,244
Furniture, fixtures and equipment	54,148	55,050
Construction in progress	155	989
Total Gross Real Estate Investments	1,726,256	1,802,668
Accumulated depreciation	(117,115)	(108,911)
Total Net Operating Real Estate Investments	1,609,141	1,693,757
Operating real estate held for sale, net	172,555	—
Total Net Real Estate Investments	1,781,696	1,693,757
Cash and cash equivalents	28,534	24,775
Restricted cash	26,615	27,469
Notes and accrued interest receivable from related parties	175,768	164,084
Due from affiliates	3,542	2,854
Accounts receivable, prepaids and other assets	16,582	14,395
Preferred equity investments and investments in unconsolidated real estate joint ventures	100,704	89,033
In-place lease intangible assets, net	1,786	1,768
Non-real estate assets associated with operating real estate held for sale	481	—
Total Assets	$2,135,708	$2,018,135

LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY
Mortgages payable	$1,142,635	$1,206,136
Mortgages payable associated with operating real estate held for sale	137,394	—
Revolving credit facilities	101,300	82,209
Accounts payable	949	1,486
Other accrued liabilities	27,446	31,690
Due to affiliates	773	726
Distributions payable	12,527	12,073
Liabilities associated with operating real estate held for sale	3,024	—
Total Liabilities	1,426,048	1,334,320
8.250% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 10,875,000 shares authorized; 5,721,460 shares issued and outstanding as of June 30, 2019 and December 31, 2018	139,912	139,545
6.000% Series B Redeemable Preferred Stock, liquidation preference $1,000 per share, 1,225,000 shares authorized; 399,502 and 306,009 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	357,346	272,842
7.625% Series C Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized; 2,323,750 shares issued and outstanding as of June 30, 2019 and December 31, 2018	56,626	56,485
Equity
Stockholders’ Equity
Preferred stock, $0.01 par value, 229,900,000 shares authorized; no shares issued and outstanding	—	—
7.125% Series D Cumulative Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized; 2,850,602 shares issued and outstanding as of June 30, 2019 and December 31, 2018	68,705	68,705
Common stock - Class A, $0.01 par value, 747,509,582 shares authorized; 22,294,327 and 23,322,211 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	223	233
Common stock - Class C, $0.01 par value, 76,603 shares authorized; 76,603 shares issued and outstanding as of June 30, 2019 and December 31, 2018	1	1
Additional paid-in-capital	295,444	307,938
Distributions in excess of cumulative earnings	(248,988)	(218,531)
Total Stockholders’ Equity	115,385	158,346
Noncontrolling Interests
Operating Partnership units	15,405	27,613
Partially owned properties	24,986	28,984
Total Noncontrolling Interests	40,391	56,597
Total Equity	155,776	214,943
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY	$2,135,708	$2,018,135

26

Bluerock Residential Growth REIT, Inc.

Consolidated Statements of Operations

For the Three and Six Months Ended June 30, 2019 and 2018

(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenues
Net rental income	$41,261	$34,719	$81,973	$67,383
Other property revenues	5,203	4,605	10,180	8,615
Rental and other property revenues	46,464	39,324	92,153	75,998
Interest income from related parties	5,973	5,635	11,749	10,830
Total revenues	52,437	44,959	103,902	86,828
Expenses
Property operating	18,868	16,874	37,470	32,533
Property management fees	1,235	1,074	2,451	2,067
General and administrative	5,046	4,528	10,674	9,197
Acquisition and pursuit costs	70	28	128	71
Weather-related losses, net	291	—	291	168
Depreciation and amortization	16,226	14,819	33,454	30,460
Total expenses	41,736	37,323	84,468	74,496
Operating income	10,701	7,636	19,434	12,332
Other income (expense)
Preferred returns on unconsolidated real estate joint ventures	2,492	2,626	4,781	5,088
Gain on sale of non-depreciable real estate investments	—	—	679	—
Loss on extinguishment of debt and debt modification costs	—	(653)	—	(653)
Interest expense, net	(15,125)	(13,041)	(31,191)	(23,158)
Total other expense	(12,633)	(11,068)	(25,731)	(18,723)
Net loss	(1,932)	(3,432)	(6,297)	(6,391)
Preferred stock dividends	(11,019)	(8,643)	(21,403)	(16,890)
Preferred stock accretion	(2,316)	(1,400)	(4,203)	(2,510)
Net loss attributable to noncontrolling interests
Operating Partnership units	(3,887)	(3,010)	(7,938)	(5,685)
Partially owned properties	(390)	(253)	(882)	(468)
Net loss attributable to noncontrolling interests	(4,277)	(3,263)	(8,820)	(6,153)
Net loss attributable to common stockholders	$(10,990)	$(10,212)	$(23,083)	$(19,638)

Net loss per common share - Basic	$(0.50)	$(0.44)	$(1.03)	$(0.83)

Net loss per common share – Diluted	$(0.50)	$(0.44)	$(1.03)	$(0.83)

Weighted average basic common shares outstanding	22,430,619	23,800,770	22,775,203	23,971,129
Weighted average diluted common shares outstanding	22,430,619	23,800,770	22,775,203	23,971,129

27

Bluerock Residential Growth REIT, Inc.

Reconciliation of Funds from Operations (FFO) and Core FFO (CFFO) Attributable to Common Shares and Units

For the Three and Six Months Ended June 30, 2019 and 2018

(Unaudited and dollars in thousands except for share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net loss attributable to common shares	$(10,990)	$(10,212)	$(23,083)	$(19,638)
Add back: Net loss attributable to Operating Partnership units	(3,887)	(3,010)	(7,938)	(5,685)
Net loss attributable to common shares and units	(14,877)	(13,222)	(31,021)	(25,323)
Common stockholders and Operating Partnership units pro-rata share of:
Real estate depreciation and amortization (1)	15,290	13,990	31,432	28,821
FFO Attributable to Common Shares and Units	413	768	411	3,498
Common stockholders and Operating Partnership units pro-rata share of:
Acquisition and pursuit costs	70	28	128	71
Non-cash interest expense	786	1,602	1,561	2,062
Unrealized loss on derivatives	652	—	2,287	—
Loss on extinguishment of debt and debt modification costs	—	653	—	653
Weather-related losses, net	249	—	249	165
Non-real estate depreciation and amortization	84	75	170	139
Gain on sale of non-depreciable real estate investments	—	—	(679)	—
Shareholder activism	55	—	393	—
Non-cash preferred returns on unconsolidated real estate joint ventures	(386)	(233)	(598)	(464)
Non-cash equity compensation	2,427	1,638	4,819	3,418
Preferred stock accretion	2,316	1,400	4,203	2,510
CFFO Attributable to Common Shares and Units	$6,666	$5,931	$12,944	$12,052

Per Share and Unit Information:
FFO Attributable to Common Shares and Units - diluted	$0.01	$0.02	$0.01	$0.11
CFFO Attributable to Common Shares and Units - diluted	$0.22	$0.19	$0.42	$0.39

Weighted average common shares and units outstanding - diluted	30,550,863	30,814,839	30,704,271	30,873,023

(1) The real estate depreciation and amortization amount includes our share of consolidated real estate-related depreciation and amortization of intangibles, less amounts attributable to noncontrolling interests – partially owned properties, and our similar estimated share of unconsolidated depreciation and amortization, which is included in earnings of our unconsolidated real estate joint venture investments.

28

Bluerock Residential Growth REIT, Inc.

Mortgages Payable Summary Information

As of June 30, 2019

(Unaudited and dollars in thousands)

Property	Outstanding Principal	Interest Rate	Fixed/ Floating	Maturity Date
ARIUM at Palmer Ranch	$41,348	4.41%	Fixed	May 1, 2025
ARIUM Glenridge	49,500	3.76%	L + 1.33% subject to Cap (1)	September 1, 2025
ARIUM Grandewood	39,385	4.09%	(2)	July 1, 2025
ARIUM Hunter’s Creek	72,294	3.65%	Fixed	November 1, 2024
ARIUM Metrowest	64,559	4.43%	Fixed	May 1, 2025
ARIUM Pine Lakes	26,950	3.95%	Fixed	November 1, 2023
ARIUM Westside	52,150	3.68%	Fixed	August 1, 2023
Ashford Belmar	100,675	4.53%	Fixed	December 1, 2025
Ashton Reserve I	30,607	4.67%	Fixed	December 1, 2025
Ashton Reserve II	15,213	3.93%	L + 1.50% subject to Cap (1)	August 1, 2025
Citrus Tower	41,438	4.07%	Fixed	October 1, 2024
Element	29,260	3.63%	Fixed	July 1, 2026
Enders Place at Baldwin Park (3)	23,581	4.30%	Fixed	November 1, 2022
James on South First	26,323	4.35%	Fixed	January 1, 2024
Marquis at Crown Ridge	28,342	4.04%	L + 1.61% subject to Cap (1)	June 1, 2024
Marquis at Stone Oak	42,326	4.04%	L + 1.61% subject to Cap (1)	June 1, 2024
Marquis at The Cascades I	32,592	4.04%	L + 1.61% subject to Cap (1)	June 1, 2024
Marquis at The Cascades II	22,745	4.04%	L + 1.61% subject to Cap (1)	June 1, 2024
Marquis at TPC	16,647	4.04%	L + 1.61% subject to Cap (1)	June 1, 2024
Outlook at Greystone	22,105	4.30%	Fixed	June 1, 2025
Park & Kingston (4)	18,432	3.41%	Fixed	April 1, 2020
Plantation Park	26,625	4.64%	Fixed	July 1, 2028
Providence Trail	47,950	3.54%	Fixed	July 1, 2026
Roswell City Walk	51,000	3.63%	Fixed	December 1, 2026
The Brodie	34,513	3.71%	Fixed	December 1, 2023
The Links at Plum Creek	40,000	4.31%	Fixed	October 1, 2025
The Mills	26,050	4.21%	Fixed	January 1, 2025
The Preserve at Henderson Beach	35,235	4.65%	Fixed	January 5, 2023
Veranda at Centerfield	26,100	3.69%	L + 1.25% subject to Cap (1)	July 26, 2023
Villages of Cypress Creek	26,200	3.23%	Fixed	October 1, 2022
Wesley Village	40,438	4.25%	Fixed	April 1, 2024
Total	1,150,583
Fair value adjustments	1,987
Deferred financing costs, net	(9,935)
Total continuing operations	$1,142,635
Held for sale
ARIUM Palms	$30,320	3.83%	L + 1.40% subject to Cap (1)	September 1, 2025
Preston View	41,657	3.93%	L + 1.50% subject to Cap (1)	August 1, 2025
Sorrel	38,684	4.72%	L + 2.29% subject to Cap (1)	May 1, 2023
Sovereign	27,939	3.46%	Fixed	November 10, 2022
Deferred financing costs, net	(1,206)
Total held for sale	$137,394
Total	$1,280,029
Weighted Average Interest Rate	4.05%

(1) In June 2019, one month LIBOR in effect was 2.43%. LIBOR rate is subject to a LIBOR rate cap of 2.50% until at earliest July 1, 2021.

(2) The principal balance includes a $19.7 million advance at a fixed rate of 4.35% and a $19.7 million advance at a variable rate of 3.83% as of June 30, 2019.

(3) The principal balance includes a $16.0 million loan at a fixed rate of 3.97% and a $7.6 million supplemental loan at a fixed rate of 5.01%.

(4) The principal balance includes a $15.3 million loan at a fixed rate of 3.21% and a $3.2 million supplemental loan at a fixed rate of 4.34%.

29

Bluerock Residential Growth REIT, Inc.

Mortgages Payable Summary Information Continued

As of June 30, 2019

(Unaudited and dollars in thousands)

Mortgages Payable Maturity Schedules

Year	Fixed Rate	Floating Rate	Total	% of Total
2019	$2,519	$1,441	$3,960	0.31%
2020	27,109	3,630	30,739	2.38%
2021	11,614	4,627	16,241	1.26%
2022	86,689	5,867	92,556	7.18%
2023	154,563	68,133	222,696	17.27%
Thereafter	642,891	280,100	922,991	71.60%
	$925,385	$363,798	$1,289,183	100.00%
Fair Value Adjustments	1,987	-	1,987
Subtotal	$927,372	$363,798	$1,291,170
Deferred Financing Costs, net	(7,653)	(3,488)	(11,141)
Total	$919,719	$360,310	$1,280,029

	Amounts	% of Total	Weighted Average Interest Rates	Weighted Average Maturities (years)
Continuing Operations
Secured Fixed Rate Debt	$899,433	78.0%	4.09%	5.5
Secured Floating Rate Debt (1)	253,137	22.0%	3.93%	5.2
Total/Average Secured Continuing Operations	$1,152,570	100.0%	4.06%	5.5

Held for Sale
Secured Fixed Rate Debt	$27,939	20.2%	3.46%	3.4
Secured Floating Rate Debt (1)	110,661	79.8%	4.18%	5.3
Total/Average Secured Held for Sale	$138,600	100.0%	4.03%	4.9

Total	$1,291,170	100.0%	4.05%	5.4

(1) 100% of the floating rate debt is subject to a LIBOR rate cap of 2.50% until at earliest July 1, 2021.

30

Bluerock Residential Growth REIT, Inc.

2019 Projected Guidance

(Unaudited and dollars in thousands except for per share data)

	2019 Outlook (3)
	Low	High
Core Funds from Operations Attributable to Common Shares and Units per share	$0.81	$0.84

Same Store NOI Growth	5.0%	6.5%
Property management fee as a % of revenue	2.7%	2.7%
General and administrative expenses (1)	11,500	11,000
Income from preferred equity & mezzanine investments	33,500	33,500
Normal recurring capital expenditures (2)	2,500	2,500

Value-add Upgrades
Forecasted unit count	900	1,200
Return on investment	20%	20%

Dispositions
Total Gross Asset Value	200,000	400,000

Noncontrolling Interest, Preferred Stock and Share Count Assumptions
Noncontrolling interest % of CFFO - Partially owned properties	5.0%	4.7%
Series B Raise	135,000	185,000
Preferred stock dividends	44,000	45,300
Estimated weighted average diluted common shares and units outstanding	31,500	31,500

(1) General and administrative expenses exclude non-cash expenses, such as depreciation and non-cash equity compensation.

(2) Normally recurring capital expenditures exclude development, investment, revenue enhancing and non-recurring capital expenditures.

(3) The Company has not reconciled projected Core Funds from Operations Attributable to Common Shares and Units per share (“CFFO”) guidance to the corresponding GAAP financial measure because it does not provide guidance for various reconciling items. The Company is unable to provide guidance for these reconciling items since certain items that impact net income are outside of its control and cannot be reasonably predicted. Accordingly, reconciliations to the corresponding GAAP financial measures are not available.

31

Bluerock Residential Growth REIT, Inc.

Definitions of Non-GAAP Financial Measures

The foregoing supplemental financial data includes certain non-GAAP financial measures that we believe are helpful in understanding our business, as further described below. Our definition and calculation of these non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable.

Funds from Operations and Core Funds from Operations, Attributable to Common Shares and Units

We believe that funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), and core funds from operations (“CFFO”) are important non-GAAP supplemental measures of operating performance for a REIT.

FFO attributable to common shares and units is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. We define FFO, consistent with the NAREIT definition, as net income, computed in accordance with GAAP, excluding gains or losses on sales of depreciable real estate property, plus depreciation and amortization of real estate assets, plus impairment write-downs of depreciable real estate, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.

CFFO makes certain adjustments to FFO, removing the effect of items that do not reflect ongoing property operations such as acquisition expenses, non-cash interest, unrealized gains or losses on derivatives, losses on extinguishment of debt and debt modification costs (includes prepayment penalties incurred and the write-off of unamortized deferred financing costs and fair market value adjustments of assumed debt), one-time weather-related costs, gains or losses on sales of non-depreciable real estate property, shareholder activism, stock compensation expense and preferred stock accretion. We believe that CFFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core recurring property operations. As a result, we believe that CFFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential.

Our calculation of CFFO differs from the methodology used for calculating CFFO by certain other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance after adjustment for certain non-cash items, such as depreciation and amortization expenses, and acquisition and pursuit costs that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO and CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and CFFO may provide us and our stockholders with an additional useful measure to compare our financial performance to certain other REITs.

Neither FFO nor CFFO is equivalent to net income, including net income attributable to common stockholders, or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor CFFO should be considered as an alternative to net income, including net income attributable to common stockholders, as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

We have acquired four operating properties and four properties held through preferred equity or mezzanine loan investments subsequent to June 30, 2018. The results presented are not directly comparable and should not be considered an indication of our future operating performance (unaudited and dollars in thousands, except share and per share data).

Same Store Properties

Same store properties are conventional multifamily residential apartments which were owned and operational for the entire periods presented.

32

Bluerock Residential Growth REIT, Inc.

Definitions of Non-GAAP Financial Measures

(Unaudited and dollars in thousands)

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre")

NAREIT defines earnings before interest, taxes, depreciation and amortization for real estate ("EBITDAre") (September 2017 White Paper) as net income, computed in accordance with GAAP, before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, and impairment write-downs of depreciated operating properties.

We consider EBITDAre to be an appropriate supplemental measure of our performance because it eliminates depreciation, income taxes, interest and non-recurring items, which permits investors to view income from operations unobscured by non-cash items such as depreciation, amortization, the cost of debt or non-recurring items.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and it is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

EBITDAre and Adjusted EBITDAre are not recognized measurements under GAAP. Because not all companies use identical calculations, our presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

The reconciliations of net loss attributable to common stockholders to EBITDAre and Adjusted EBITDAre are presented in the table below:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net loss attributable to common stockholders	$(10,990)	$(10,212)	$(23,083)	$(19,638)
Net loss income attributable to noncontrolling interests	(4,277)	(3,263)	(8,820)	(6,153)
Preferred stock dividends	11,019	8,643	21,403	16,890
Preferred stock accretion	2,316	1,400	4,203	2,510
Interest expense, net	15,125	13,041	31,191	23,158
Depreciation and amortization	16,142	14,744	33,284	30,321
Loss on extinguishment of debt and debt modification costs	-	653	-	653
EBITDAre	$29,335	$25,006	$58,178	$47,741
Acquisition and pursuit costs	70	28	128	71
Non-real estate depreciation and amortization	84	75	170	139
Weather-related losses, net	291	-	291	168
Gain on sale of non-depreciable real estate investments	-	-	(679)	-
Shareholder activism	55	-	393	-
Non-cash equity compensation	2,427	1,638	4,819	3,418
Non-cash preferred returns on unconsolidated real estate joint ventures	(386)	(233)	(598)	(464)
Adjusted EBITDAre	$31,876	$26,514	$62,702	$51,073

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Bluerock Residential Growth REIT, Inc.

Definitions of Non-GAAP Financial Measures

(Unaudited and dollars in thousands)

Property Net Operating Income ("Property NOI")

We believe that net operating income, or NOI, is a useful measure of our operating performance. We define NOI as total rental and other property revenues less total property operating expenses, excluding depreciation and amortization and interest. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis; NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as a supplemental measure of our financial performance.

We have acquired four operating properties and four properties held through preferred equity or mezzanine loan investments subsequent to June 30, 2018. Therefore, the results presented in the table below are not directly comparable and should not be considered an indication of our future operating performance.

The following table reflects net loss attributable to common stockholders together with a reconciliation to NOI and to same store and non-same store contributions to consolidated NOI, as computed in accordance with GAAP for the periods presented:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net loss attributable to common shares	$(10,990)	$(10,212)	$(23,083)	$(19,638)
Add back: Net loss attributable to Operating Partnership units	(3,887)	(3,010)	(7,938)	(5,685)
Net loss attributable to common shares and units	(14,877)	(13,222)	(31,021)	(25,323)
Add common stockholders and Operating Partnership units pro-rata share of:
Depreciation and amortization	15,290	13,990	31,432	28,821
Non-real estate depreciation and amortization	84	75	170	139
Non-cash interest expense	786	1,602	1,561	2,062
Unrealized loss on derivatives	652	—	2,287	—
Loss on extinguishment of debt and debt modification costs	—	653	—	653
Property management fees	1,170	1,017	2,318	1,956
Acquisition and pursuit costs	70	28	128	71
Corporate operating expenses	4,975	4,528	10,529	9,197
Weather-related losses, net	249	—	249	165
Preferred dividends	11,019	8,643	21,403	16,890
Preferred stock accretion	2,316	1,400	4,203	2,510
Less common stockholders and Operating Partnership units pro-rata share of:
Preferred returns on unconsolidated real estate joint ventures	2,492	2,626	4,781	5,088
Interest income from related parties	5,973	5,635	11,749	10,830
Gain on sale of non-depreciable real estate investments	—	—	679	—
Pro-rata share of properties’ income	13,269	10,453	26,050	21,223
Add:
Noncontrolling interest pro-rata share of partially owned property income	690	542	1,418	1,152
Total property income	13,959	10,995	27,468	22,375
Add:
Interest expense	13,637	11,455	27,215	21,090
Net operating income	27,596	22,450	54,683	43,465
Less:
Non-same store net operating income	3,752	571	8,719	1,382
Same store net operating income (1)	$23,844	$21,879	$45,964	$42,083

(1) Same store portfolio for the three months ended June 30, 2019 consists of 29 properties, which represent 9,872 units. Same store portfolio for the six months ended June 30, 2019 consists of 28 properties, which represent 9,608 units.

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